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                                                                     EXHIBIT 3.1

                           EDEN BIOSCIENCE CORPORATION

                                    RESTATED
                            ARTICLES OF INCORPORATION

                                 ARTICLE 1. NAME

        The name of this corporation is Eden Bioscience Corporation.

                            ARTICLE 2. CAPITAL STOCK

2.1     AUTHORIZED CAPITAL

        The total number of shares that this corporation is authorized to issue is 110,000,000, consisting of 100,000,000 shares of Common Stock, par value $.0025 per share, and 10,000,000 shares of Preferred Stock, par value $.01 per share. The Common Stock is subject to the rights and performances of Preferred Stock as set forth below.

2.2     ISSUANCE OF PREFERRED STOCK IN SERIES

        The Preferred Stock may be issued from time to time in one or more series in any manner permitted by law and the provisions of these Restated Articles of Incorporation, as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for its issuance, prior to the issuance of any shares. The Board of Directors shall have the authority to fix and determine and to amend, subject to these provisions, the designation, preferences, limitations and relative rights of the shares of any series that is wholly unissued or to be established. Unless otherwise specifically provided in the resolution establishing any series, the Board of Directors shall further have the authority, after the issuance of shares of a series whose number it has designated, to amend the resolution establishing such series to decrease the number of shares of that series, but not below the number of shares of such series then outstanding.

2.3 DESIGNATION OF RIGHTS AND PREFERENCES OF SERIES A PREFERRED STOCK AND SERIES B PREFERRED STOCK

        This corporation is authorized to issue two Series of its Preferred Stock, the first of which shall be known as its Series A Convertible Preferred Stock (the "Series A Stock") consisting of 1,500,000 shares, and the second of which shall be

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known as its Series B Convertible Preferred Stock (the "Series B Stock")
consisting of 2,400,000 shares.

               2.3.1     DIVIDENDS

        Dividends shall be declared and set aside for any shares of Preferred Stock only upon resolution of the Board of Directors; provided that no cash dividends shall be declared on the Common Stock or the Series A Stock unless and until a cash dividend in an amount equal to or greater than the dividend declared on the Common Stock or the Series A Stock (dividends shall be compared on an as-converted-to-Common-Stock basis) shall have been paid to, or declared and a sum sufficient for the payment hereof set apart for, the Series B Stock.

               2.3.2     LIQUIDATION RIGHTS

        Upon the voluntary or involuntary dissolution, liquidation or winding up of this corporation, the assets of this corporation available for distribution to its shareholders shall be distributed in the following order and amounts:

               (a) General. First, the holders of shares of Series A Stock shall be entitled to receive, before any amount shall be paid to holders of Common Stock or Series B Stock, an amount per share equal to Twenty Cents ($.20), plus any declared but unpaid dividend per share on outstanding shares of Series A Stock (the "Series A Liquidation Amount"). After the Series A Liquidation Amount has been paid in full, the holders of shares of Series B Stock shall be entitled to receive, before any amount shall be paid to the holders of Common Stock, an amount per share equal to Fifty Cents ($.50) plus any declared but unpaid dividend per share on outstanding shares of Series B Stock (the "Series B Liquidation Amount"). After the Series A Liquidation Amount and the Series B Liquidation Amount have been paid in full, the holders of shares of Common Stock shall be entitled to receive an amount per share equal to Fifty Cents ($.50) plus any declared but unpaid dividend per share on outstanding shares of Common Stock (the "Common Liquidation Amount"). If upon the occurrence of such event, the assets of this corporation shall be insufficient to permit the payment of the full Series A Liquidation Amount, Series B Liquidation Amount and Common Liquidation Amount, then the assets of this corporation available for distribution shall: (i) first be distributed ratably among the holders of the Series A Stock in the same proportions as the aggregate of the Series A Liquidation Amount each such holder would otherwise be entitled to receive bears to the total Series A Liquidation Amount that would otherwise be payable to all such holders; (ii) after payment in full to the holders of the Series A Stock of the full amount of the Series A Liquidation Amount, next be distributed ratably among the holders of the Series B Stock in the same proportions as the aggregate of the Series B Liquidation Amount


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each such holder would otherwise be entitled to receive bears to the total
Series B Liquidation Amount that would otherwise be payable to all such holders, and (iii) after payment in full to the holders of the Series A Stock of the full amount of the Series A Liquidation Amount and the Series B Stock of the full amount of the Series B Liquidation Amount, next be distributed ratably among the holders of the Common Stock in the same proportions as the aggregate of the Common Liquidation Amount each such holder would otherwise be entitled to receive bears to the total Common Liquidation Amount that would otherwise be payable to all such holders.

               (b) Limitation. Upon the completion of the distributions contemplated pursuant to Section 2.32(a), if assets remain in this corporation, such remaining assets shall be distributed ratably to the holders of Common Stock and Preferred Stock.

               (c) Sale of Assets or Merger. A sale of all or substantially all of the corporation's assets or the acquisition of the corporation by another entity by reason of merger or consolidation shall be deemed to be a dissolution, liquidation or winding up of this corporation.

               2.3.3     VOTING

               (a) General. Except as otherwise expressly provided in paragraph
(b) or as required by law, the holders of Preferred Stock and the holders of Common Stock shall be entitled to notice of any shareholders' meeting and to vote on all matters submitted to shareholders for a vote as follows: (i) the holders of Preferred Stock shall be entitled to that number of votes equal to the number of shares of Common Stock into which the number of shares of Preferred Stock held is then convertible, and (ii) the holders of Common Stock shall be entitled to that number of votes equal to the number of shares of Common Stock held, in each case at the record date for the determination of shareholders entitled to vote on such matter, or, if no such record date is established, at the date on which notice of the meeting of shareholders at which the vote is to be taken is mailed, or the date any written consent of shareholders is solicited if the vote is not to be taken at a meeting. Except as otherwise expressly provided in paragraph (b) or as required by law, the holders of shares of Preferred Stock and Common Stock shall vote together as a single class on all matters.

               (b) Election of Directors. At each annual or special meeting called for the purpose of electing directors, (i) the holders of the Common Stock voting together as a class shall have the right to elect one director,
(ii) the holders of the Series A Stock voting together as a class shall have the right to elect one director and (iii) the holders of the Series B Stock voting together as a class shall have the right to elect two directors. The provisions of this Section 2.3.3(b) shall expire and be of no


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further force or effect (i) upon the conversion of all of the outstanding shares of Series A Stock and Series B Stock pursuant to the provisions of Section 2.3.4 hereof and (ii) as to any Series of Preferred Stock upon conversion of all of the outstanding shares of that Series of Preferred Stock pursuant to the provisions of Section 2.3.4 hereof. In the case of any vacancy in the office of a director elected by a specified group of shareholders, a successor shall be elected to hold office for the unexpired term of such director by the affirmative vote of a majority of the shares of such specified group given at a special meeting of such shareholders duly called for or by action by written consent for that purpose. Any director who shall have been elected by a specified group of shareholders may be removed during the aforesaid term of office, either for or without cause, by, and only by, the affirmative vote of the holders of a majority of the shares of such specified group, given at a special meeting of such shareholders duly called or by any action by written consent for that purpose, and any such vacancy thereby created, may be filled by the vote of the holders of a majority of the shares of such specified group represented at such meeting or in such consent.

               2.3.4     CONVERSION TO COMMON STOCK

        The Preferred Stock shall be convertible into Common Stock of the corporation as follows:

               (a) Definitions. For purposes of this Section 2.3.4 the following definitions shall apply:

                    (i) "Issuance Date" for each Series of Preferred Stock shall mean the first date on which the Corporation issues any shares of such series of Preferred Stock.

                    (ii) "Conversion Price" shall mean the price, determined pursuant to this Section 2.3, at which shares of Common Stock shall be deliverable upon conversion of each Series of Preferred Stock.

                    (iii) "Current Conversion Price" shall mean the Conversion Price immediately before the occurrence of any event, which, pursuant to Section 2.3.4(c), causes an adjustment to the Conversion Price.

                    (iv) "Convertible Securities" shall mean any indebtedness or shares of stock convertible into or exchangeable for Common Stock, including Preferred Stock.

                    (v) "Options" shall mean any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.


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                    (vi)      "Common Stock Outstanding" shall mean the
aggregate of all Common Stock outstanding and all Common Stock issuable upon exercise of all outstanding Options and conversion of all outstanding Convertible Securities.

                    (vii) "Distribution" shall have the meaning of the term "distribution to its shareholders" set forth in RCW 23B.0l.400(6) as in effect on the date of filing of these Restated Articles of Incorporation.

                    (viii) "Common Stock Equivalents" shall mean Convertible Securities and rights entitling the holder thereof to receive directly, or indirectly, additional shares of Common Stock without the payment of any consideration by such holder for such additional shares of Common Stock or Common Stock Equivalents.

                    (ix) "Original Issue Price" shall mean the per share price of the first offering of the shares.

               (b) Right to Convert; Initial Conversion Price. Each holder of the Preferred Stock may, at any time, convert any or all of such Preferred Stock into fully-paid and non-assessable shares of Common Stock at the Conversion Price. Each share of Preferred Stock shall be convertible into the number of shares of Common Stock that results from dividing the Conversion Price in effect at the time of conversion into $0.20 for each share of Series A Stock being converted and $0.50 for each share of Series B Stock being converted; the Conversion Price shall initially be $0.20 per share for the Series A Stock and $0.50 for the Series B Stock. Each initial Conversion Price shall be subject to adjustment from time to time in certain instances as hereinafter provided. No adjustments with respect to conversion shall be made on account of any dividends that may be declared but unpaid on the Preferred Stock surrendered for conversion, but no dividends shall thereafter be paid on the Common Stock unless such unpaid dividends have first been paid to the holders entitled to payment at the time of conversion of the Preferred Stock.

        Before any holder of Preferred Stock shall be entitled to convert the same into Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, to the office of the corporation or any transfer agent for such Preferred Stock and shall give written notice to the corporation at such office that he elects to convert the same. The corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to his nominee or nominees, certificates for the number of full shares of Common Stock to which he shall be entitled, together with cash in lieu of any fraction of a share as hereinafter provided, and, if less than all of the shares of Preferred Stock represented by such certificate are converted, a certificate representing the shares of Preferred Stock not converted. Such conversion shall be deemed to have been made as of the date of such


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surrender of the certificate for the Preferred Stock to be converted, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock on such date. If the conversion is in connection with an offer of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Preferred Stock for conversion, be conditioned upon the closing of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

               (c) Adjustments to Conversion Price. The Conversion Price in effect from time to time for each series of Preferred Stock shall be subject to adjustment in certain cases as follows:

                    (i) Stock Splits, Dividends Distributions and Combinations. In the event the corporation should at any time or from time to time after the Issuance Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend payable in additional shares of Common Stock or Common Stock Equivalents, then, following such record date (or the date of such dividend, split or subdivision if no record date is fixed), the Conversion Price of each series of Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Preferred Stock shall be increased in proportion to such increase in the number of outstanding shares of Common Stock (including for this purpose, Common Stock Equivalents). If the number of shares of Common Stock outstanding at any time after the Issuance Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for each series of Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Preferred stock shall be decreased in proportion to such decrease in the number of outstanding shares of Common Stock.

                    (ii) Other Dividends. In the event this corporation shall declare a Distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 2.3.4(c)(viii)(iii) then, in each such case for the purpose of this Section 2.3.4(c)(ii), the holders of Preferred stock shall be entitled to a proportionate share of any such Distribution as though they were the holders of the number of shares of Common Stock of the corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the corporation entitled to receive such Distribution.


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                    (iii)     Recapitalizations. If at any time or from time to
time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or a sale of assets transaction provided for elsewhere in this Section 2.3.4) provision shall be made so that the holders of Preferred Stock shall thereafter be entitled to receive upon conversion of shares of Preferred Stock the number of shares of stock or other securities or property of the corporation or otherwise, to which a holder of Common stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 2.3.4 with respect to the rights of the holders of Preferred Stock after the recapitalization to the end that the provisions of this Section 2.3.4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of shares of Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

                    (iv)      Successive Chances. The above provisions of this
Section 2.3.4 shall similarly apply to successive issuances, sales, dividends or other Distributions, subdivisions and combinations on or of the Common Stock after the Issuance Date.

                    (v) Other Events Altering Conversion Price. Upon the occurrence of any event not specifically denominated in this Section 2.3.4 as reducing the Conversion Price that, in the reasonable exercise of the business judgment of the Board of Directors of the corporation requires, on equitable principles, the reduction of the Conversion Price, the Conversion Price will be equitably reduced.

                    (vi) No Impairment. This corporation will not, by amendment of these Restated Articles of Incorporation or through any reorganization, recapitalization, transfer or assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 2.3.4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Preferred Stock against impairment.

                    (vii) Miscellaneous Conversion Price Matters. The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock the full number of shares of Common Stock deliverable upon conversion of all the then outstanding Preferred Stock and shall, at its own expense, take all such actions and obtain all such permits and orders as may be necessary to enable the Corporation lawfully to issue such Common Stock upon the conversion of such Preferred Stock.


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                    (viii)    Excluded Events. Notwithstanding anything in this
Section 2.3.4 to the contrary, the Conversion Price shall not be adjusted by virtue of (i) the conversion of shares of Preferred Stock into shares of Common Stock, (ii) the repurchase of shares from the corporation's employees, consultants, officers or directors at such person's cost, or (iii) the issuance and sale of, or the grant of options to purchase or acquire through the receipt of Convertible Securities, shares of Common Stock, and none of such shares shall be included in any manner in the computation from time to time of the Conversion Price under paragraph (c) or in Common Stock Outstanding for purposes of such computation.

                    (ix) No Fractional Shares. No fractional shares shall be issued upon conversion of shares of Preferred Stock and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                    (x) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price of Preferred Stock pursuant to this Section 2.3.4, the corporation, at its expense upon request by any holder of Preferred Stock, shall compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Current Conversion Price at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Preferred Stock.

               (d) Automatic Conversion. Immediately upon the effectiveness of this corporation's registration statement on Form S-1 pursuant to which Common Stock is sold to the public by the corporation (or selling shareholders, if any) in a public offering registered under the Securities Act of 1933, as amended, (or the equivalent registration or qualification for sale to the public under the laws of any province of Canada) at a per share public offering price of not less than three times the Original Issue Price of Series B Stock (equitably adjusted for any stock split, combination or similar event) and an aggregate public offering price greater than $5,000,000 or the equivalent amount in Canadian currency), each share of Preferred Stock shall automatically be converted into shares of Common Stock at the


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Conversion Price for Preferred Stock then in effect. On and after said conversion date, notwithstanding that any certificates for the shares of Preferred Stock shall not have been surrendered for conversion, the shares of Preferred Stock evidenced thereby shall be deemed to be no longer outstanding, and all rights with respect thereto shall forthwith cease and terminate, except only the rights of the holder (i) to receive the shares of Common Stock to which he shall be entitled upon conversion thereof, (ii) to receive the amount of cash payable in respect of any fractional share of Common Stock to which he shall be entitled, and (iii) with respect to dividends declared but unpaid on Preferred Stock prior to such conversion date. In the event that any holder of Preferred Stock presents such holder's certificate therefor for surrender to this corporation or its transfer agent upon such conversion, a certificate for the number of shares of Common Stock into which the shares of Preferred Stock surrendered were convertible on such conversion date promptly will be issued and delivered to such holder.

2.4     DESIGNATION OF RIGHTS AND PREFERENCES OF SERIES C PREFERRED STOCK

        Pursuant to the Washington Business Corporation Act (the "Act"), there is hereby designated a series of convertible preferred stock to be known as Series C Convertible Preferred Stock, each share having the following rights and preferences:

        The shares of the series shall be designated as Series C Convertible Preferred Stock ("Series C Stock") and the number of shares constituting such series shall be 3,000,000.

               2.4.1      DIVIDENDS

        Dividends shall be declared and set aside for any shares of Series C Stock only upon resolution of the Board of Directors; provided that no cash dividends shall be declared on the Common Stock, the Series A Stock or the Series B Stock unless and until a cash dividend in an amount equal to or greater than the dividend declared on the Common Stock, the Series A Stock or the Series B Stock (dividends shall be compared on an as-converted-to-Common-Stock basis) shall have been paid to, or declared and a sum sufficient for the payment thereof set apart for, the Series C Stock.

               2.4.2     LIQUIDATION RIGHTS

        Upon the voluntary or involuntary dissolution, liquidation or winding up of the corporation, the assets of the corporation available for distribution to its shareholders shall be distributed in the following order and amounts:

               (a) General. After the Series A Liquidation Amount has been paid in full, the holders of shares of Series C Stock shall be entitled to receive, before any


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amount shall be paid to holders of Common Stock or Series B Stock, an amount per share equal to One Dollar ($1.00), plus any declared but unpaid dividend per share on outstanding shares of Series C Stock (the "Series C Liquidation Amount"). After the Series A Liquidation Amount, the Series C Liquidation Amount and the Series B Liquidation Amount have been paid in full, the holders of shares of Common Stock shall be entitled to receive the Common Liquidation Amount. If upon the occurrence of such event, the assets of the corporation shall be insufficient to permit the payment of the full Series A Liquidation Amount, Series C Liquidation Amount, Series B Liquidation Amount and Common Liquidation Amount, then the assets of the corporation available for distribution shall: (i) first be distributed ratably among the holders of the Series A Stock in the same proportions as the aggregate of the Series A Liquidation Amount each such holder would otherwise be entitled to receive bears to the total Series A Liquidation Amount that would otherwise be payable to all such holders; (ii) after payment in full to the holders of the Series A Stock of the full amount of the Series A Liquidation Amount, next be distributed ratably among the holders of the Series C Stock in the same proportions as the aggregate of the Series C Liquidation Amount each such holder would otherwise be entitled to receive bears to the total Series C Liquidation Amount that would otherwise be payable to all such holders, (iii) after payment in full to the holders of the Series A Stock of the full amount of the Series A Liquidation Amount and the Series C Stock of the full amount of the Series C Liquidation Amount, next be distributed ratably among the holders of the Series B Stock in the same proportions as the aggregate of the Series B Liquidation Amount each such holder would otherwise be entitled to receive bears to the total Series B Liquidation Amount that would otherwise be payable to all such holders, and (iv) after payment in full to the holders of the Series A Stock of the full amount of the Series A Liquidation Amount, the Series C Stock of the full amount of the Series C Liquidation Amount, and the Series B Stock of the full amount of the Series B Liquidation Amount, next be distributed ratably among the holders of the Common Stock in the same proportions as the aggregate of the Common Liquidation Amount each such holder would otherwise be entitled to receive bears to the total
Common Liquidation Amount that would otherwise be payable to all such holders.

               (b) Limitation. Upon the completion of the distributions contemplated pursuant to paragraph (a), if assets remain in the corporation, such remaining assets shall be distributed ratably to the holders of Common Stock and all issued and outstanding Preferred Stock.

               (c) Sale of Assets or Merger. A sale of all or substantially all of the corporation's assets or the acquisition of the corporation by another entity by reason of merger or consolidation shall be deemed to be a dissolution, liquidation or winding up of the corporation.


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               2.4.3     VOTING

        Except as otherwise provided in the corporation's Restated Articles of Incorporation or as required by law, the holders of the Series C Stock shall be entitled to notice of any shareholders' meeting and to vote on all matters submitted to shareholders for a vote. The holders of the Series C Stock shall be entitled to that number of votes equal to the number of shares of Common Stock into which the number of shares of Series C Stock held is then convertible at the record date for the determination of shareholders entitled to vote on such matter, or, if no such record date is established, at the date on which notice of the meeting of shareholders at which the vote is to be taken is mailed, or the date any written consent of shareholders is solicited if the vote is not to be taken at a meeting. Except as otherwise expressly provided in the corporation's Restated Articles of Incorporation or as required by law, the holders of shares of all issued and outstanding Preferred Stock and Common Stock shall vote together as a single class on all matters.

               2.4.4     CONVERSION TO COMMON STOCK

        The Series C Stock shall be convertible into Common Stock of the corporation as follows:

               (a) Definitions. For purposes of this Section the following definitions shall apply:

                    (i) "Issuance Date" for the Series C Stock shall mean the first date on which the corporation issues any shares of the Series C Stock.

                    (ii) "Conversion Price" shall mean the price, determined pursuant to this Section 2.4.4, at which shares of Common Stock shall be deliverable upon conversion of the Series C Stock.

                    (iii) "Current Conversion Price" shall mean the Conversion Price immediately before the occurrence of any event, which, pursuant to Section 2.4.4(c), causes an adjustment to the Conversion Price.

                    (iv) "Convertible Securities" shall mean any indebtedness or shares of stock convertible into or exchangeable for Common Stock, including the Series C Stock.

                    (v) "Options" shall mean any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.


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                    (vi)      "Common Stock Outstanding" shall mean the
aggregate of all Common Stock outstanding and all Common Stock issuable upon exercise of all outstanding Options and conversion of all outstanding Convertible Securities.

                    (vii) "Distribution" shall have the meaning of the term "distribution to its shareholders" set forth in RCW 23B.0l.400(6) as in effect on the date of filing of this Designation.

                    (viii) "Common Stock Equivalents" shall mean Convertible Securities and rights entitling the holder thereof to receive directly, or indirectly, additional shares of Common Stock without the payment of any consideration by such holder for such additional shares of Common Stock or Common Stock Equivalents.

                    (ix) "Original Issue Price" shall mean the per share price of the first offering of the shares.

               (b) Right to Convert; Initial Conversion Price. Each holder of the Series C Stock may, at any time, convert any or all of such Series C Stock into fully-paid and non-assessable shares of Common Stock at the Conversion Price. Each share of Series C Stock shall be convertible into the number of shares of Common Stock that results from dividing the Conversion Price in effect at the time of conversion into $1.00 for each share of Series C Stock being converted; the Conversion Price shall initially be $1.00 per share for the Series C Stock. The initial Conversion Price shall be subject to adjustment from time to time in certain instances as hereinafter provided. No adjustments with respect to conversion shall be made on account of any dividends that may be declared but unpaid on the Series C Stock surrendered for conversion, but no dividends shall thereafter be paid on the Common Stock unless such unpaid dividends have first been paid to the holders entitled to payment at the time of conversion of the Series C Stock.

               Before any holder of Series C Stock shall be entitled to convert the same into Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, to the office of the corporation or any transfer agent for the Series C Stock and shall give written notice to the corporation at such office that he elects to convert the same. The corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series C Stock, or to his nominee or nominees, certificates for the number of full shares of Common Stock to which he shall be entitled, together with cash in lieu of any fraction of a share as hereinafter provided, and, if less than all of the shares of the Series C Stock represented by such certificate are converted, a certificate representing the shares of the Series C Stock not converted. Such conversion shall be deemed to have been made as of the date of such surrender of the certificate for the Series C Stock to be converted, and the person or persons


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entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock on such date. If the conversion is in connection with an offer of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering the Series C Stock for conversion, be conditioned upon the closing of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Series C Stock shall not be deemed to have converted the Series C Stock until immediately prior to the closing of such sale of securities.

               (c) Adjustments to Conversion Price. The Conversion Price in effect from time to time for the Series C Stock shall be subject to adjustment in certain cases as follows:

                    (i) Stock Splits, Dividends Distributions and Combinations. In the event the corporation should at any time or from time to time after the Issuance Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend payable in additional shares of Common Stock or Common Stock Equivalents, then, following such record date (or the date of such dividend, split or subdivision if no record date is fixed), the Conversion Price of the Series C Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of the Series C Stock shall be increased in proportion to such increase in the number of outstanding shares of Common Stock (including for this purpose, Common Stock Equivalents). If the number of shares of Common Stock outstanding at any time after the Issuance Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series C Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of the Series C Stock shall be decreased in proportion to such decrease in the number of outstanding shares of Common Stock.

                    (ii) Other Dividends. In the event the corporation shall declare a Distribution payable in securities of other persons, evidences of indebtedness issued by the corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 2.4.4(c)(viii)(iii)then, in each such case for the purpose of this Section 2.4.4(c)(ii), the holders of Series C Stock shall be entitled to a proportionate share of any such Distribution as though they were the holders of the number of shares of Common Stock of the corporation into which their shares of Series C Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the corporation entitled to receive such Distribution.

                    (iii) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or a sale of assets transaction provided for elsewhere in this Section 2.4.4) provision shall be made so that the holders of the Series C Stock shall thereafter be entitled to receive upon conversion of shares of the Series C Stock the number of shares of stock or other securities or property of the corporation or otherwise, to which a holder of Common stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section with respect to the rights of the holders of the Series C Stock after the recapitalization to the end that the provisions of this Section (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of shares of the Series C Stock) shall be applicable after that event as nearly equivalent as may be practicable.

                    (iv) Successive Chances. The above provisions of this Section shall similarly apply to successive issuances, sales, dividends or other Distributions, subdivisions and combinations on or of the Common Stock after the Issuance Date.

                    (v) Other Events Altering Conversion Price. Upon the occurrence of any event not specifically denominated in this Section 2.4.4 as reducing the Conversion Price that, in the reasonable exercise of the business judgment of the Board of Directors of the corporation requires, on equitable principles, the reduction of the Conversion Price, the Conversion Price will be equitably reduced.

                    (vi) No Impairment. The corporation will not, by amendment of the Restated Articles of Incorporation, this Designation or through any reorganization, recapitalization, transfer or assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 2.4.4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series C Stock against impairment.

                    (vii) Miscellaneous Conversion Price Matters. The corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock the full number of shares of Common Stock deliverable upon conversion of all the then outstanding Series C Stock and shall, at its own expense, take all such actions and obtain all such permits and orders as may be necessary to enable the corporation lawfully to issue such Common Stock upon the conversion of the Series C Stock.

                    (viii)    Excluded Events. Notwithstanding anything in this
Section 2.4.4 to the contrary, the Conversion Price shall not be adjusted by virtue of (i) the conversion of shares of the Series C Stock into shares of Common Stock, (ii) the repurchase of shares from the corporation's employees, consultants, officers or directors at such person's cost, or (iii) the issuance and sale of, or the grant of options to purchase or acquire through the receipt of Convertible Securities, shares of Common Stock, and none of such shares shall be included in any manner in the computation from time to time of the Conversion Price under paragraph (c) or in Common Stock Outstanding for purposes of such computation.

                    (ix) No Fractional Shares. No fractional shares shall be issued upon conversion of shares of the Series C Stock and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of the Series C Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                    (x) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price of the Series C Stock pursuant to this Section 2.4.4, the corporation, at its expense upon request by any holder of Series C Stock, shall compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series C Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The corporation shall, upon the written request at any time of any holder of Series C Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Current Conversion Price at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series C Stock.

               (d) Automatic Conversion. Immediately upon the effectiveness of the corporation's registration statement on Form S-1 pursuant to which Common Stock is sold to the public by the corporation (or selling shareholders, if any) in a public offering registered under the Securities Act of 1933, as amended, (or the equivalent registration or qualification for sale to the public under the laws of any province of Canada) and which the aggregate public offering price is greater than $5,000,000 or the equivalent amount in Canadian currency), each share of Series C Stock shall automatically be converted into shares of Common Stock at the Conversion Price for the Series C Stock then in effect. On and after said conversion date, notwithstanding that any certificates for the shares of the Series C Stock shall not have been surrendered for conversion, the shares of the Series C Stock evidenced thereby shall be deemed to be no longer outstanding, and all rights with respect thereto shall forthwith cease and terminate, except only the rights of the holder (i) to receive the shares of Common Stock to which he shall be entitled upon conversion thereof, (ii) to receive the amount of cash payable in respect of any fractional share of Common-Stock to which he shall be entitled, and (iii) with respect to dividends declared but unpaid on the Series C Stock prior to such conversion date. In the event that any holder of Series C Stock presents such holder's certificate therefor for surrender to the Company or its transfer agent upon such conversion, a certificate for the number of shares of Common Stock into which the shares of the Series C Stock surrendered were convertible on such conversion date promptly will be issued and delivered to such holder.

2.5     DESIGNATION OF RIGHTS AND PREFERENCES OF SERIES D PREFERRED STOCK

        Pursuant to the Act and authority of the Board of , there is hereby designated a series of convertible preferred stock to be known as Series D Convertible Preferred Stock, each share having the following rights and preferences:

        The shares of the series shall be designated as Series D Convertible Preferred Stock ("Series D Stock") and the number of shares constituting such series shall be 2,664,185.

               2.5.1     DIVIDENDS

        Dividends shall be declared and set aside for any shares of Series D Stock only upon resolution of the Board of Directors; provided that no cash dividends shall be declared on the Common Stock unless and until a cash dividend in an amount equal to or greater than the dividend declared on the Common Stock shall have been paid to, or declared and a sum sufficient for the payment thereof set apart for, the Series D Stock.

               2.5.2     LIQUIDATION RIGHTS

        Upon the voluntary or involuntary dissolution, liquidation or winding up of the corporation, the assets of the corporation available for distribution to its shareholders shall be distributed in the following order and amounts:

               (a) General. After the Series A Liquidation Amount, the Series C Liquidation Amount and the Series B Liquidation Amount have been paid in full, the holders of shares of Series D Stock shall be entitled to receive, before any amount shall be paid to holders of Common Stock, an amount per share equal to Two Dollars ($2.00), plus any declared but unpaid dividend per share on outstanding shares of Series D Stock (the "Series D Liquidation Amount"). After the Series A Liquidation

Amount, the Series C Liquidation Amount, the Series B Liquidation Amount and the Series D Liquidation Amount have been paid in full, the holders of shares of Common Stock shall be entitled to receive the Common Liquidation Amount. If upon the occurrence of such event, the assets of the corporation shall be insufficient to permit the payment of the full Series A Liquidation Amount, Series C Liquidation Amount, Series B Liquidation Amount, Series D Liquidation Amount and Common Liquidation Amount, then the assets of the corporation available for distribution shall: (i) first be distributed ratably among the holders of the Series A Stock in the same proportions as the aggregate of the Series A Liquidation Amount each such holder would otherwise be entitled to receive bears to the total Series A Liquidation Amount that would otherwise be payable to all such holders; (ii) after payment in full to the holders of the Series A Stock of the full amount of the Series A Liquidation Amount, next be distributed ratably among the holders of the Series C Stock in the same proportions as the aggregate of the Series C Liquidation Amount each such holder would otherwise be entitled to receive bears to the total Series C Liquidation Amount that would otherwise be payable to all such holders, (iii) after payment in full to the holders of the Series A Stock of the full amount of the Series A Liquidation Amount and the Series C Stock of the full amount of the Series C Liquidation Amount, next be distributed ratably among the holders of the Series B Stock in the same proportions as the aggregate of the Series B Liquidation Amount each such holder would otherwise be entitled to receive bears to the total Series B Liquidation Amount that would otherwise be payable to all such holders; (iv) after payment in full to the holders of the Series A Stock of the full amount of the Series A Liquidation Amount, the Series C Stock of the full amount of the Series C Liquidation Amount and the Series B Stock of the full amount of the Series B Liquidation Amount, next be distributed ratably among the holders of the Series D Stock in the same proportions as the aggregate of the Series D Liquidation Amount each such holder would otherwise be entitled to receive bears to the total Series D Liquidation Amount that would otherwise be payable to all such holders; and (iv) after payment in full to the holders of the Series A Stock of the full amount of the Series A Liquidation Amount, the Series C Stock of the full amount of the Series C Liquidation Amount, the Series B Stock of the full amount of the Series B Liquidation Amount, And the Series D Stock of the full amount of the Series D Liquidation Amount, next be distributed ratably among the holders of the Common Stock in the same proportions as the aggregate of the Common Liquidation Amount each such holder would otherwise be entitled to receive bears to the total Common Liquidation Amount that would otherwise be payable to all such holders.

               (b) Limitation. Upon the completion of the distributions contemplated pursuant to paragraph (a), if assets remain in the corporation, such remaining assets shall be distributed ratably to the holders of Common Stock and all issued and outstanding Preferred Stock.

               (c) Sale of Assets or Merger. A sale of all or substantially all of the corporation's assets or the acquisition of Me corporation by another entity by reason of merger or consolidation shall be deemed to be a dissolution, liquidation or winding up of the corporation.

               2.5.3     VOTING

        Except as otherwise provided in the corporation's Restated Articles of Incorporation or as required by law, the holders of the Series D Stock shall be entitled to notice of any shareholders' meeting and to vote on all matters submitted to shareholders for a vote. The holders of the Series D Stock shall be entitled to that number of votes equal to the number of shares of Common Stock into which the number of shares of Series D Stock held is then convertible at the record date for the determination of shareholders entitled to vote on such matter, or, if no such record date is established, at the date on which notice of the meeting of shareholders at which the vote is to be taken is mailed, or the date any written consent of shareholders is solicited if the vote is not to be taken at a meeting. Except as otherwise expressly provided in the corporation's Restated Articles of Incorporation or as required by law, the holders of shares of all issued and outstanding Preferred Stock and Common Stock shall vote together as a single class on all matters.

               2.5.4     CONVERSION TO COMMON STOCK

        The Series D Stock shall be convertible into Common Stock of the corporation as follows:

               (a) Definitions. For purposes of this Section 2.5.4 the following definitions shall apply:

                    (i) "Issuance Date" for the Series D Stock shall mean the first date on which the corporation issues any shares of the Series D Stock.

                    (ii) "Conversion Price" shall mean the price, determined pursuant to this Section, at which shares of Common Stock shall be deliverable upon conversion of the Series D Stock.

                    (iii) "Current Conversion Price" shall mean the Conversion Price immediately before the occurrence of any event, which, pursuant to Section 2.5.4(c), causes an adjustment to the Conversion Price.

                    (iv) "Convertible Securities" shall mean any indebtedness or shares of stock convertible into or exchangeable for Common Stock, including the Series D Stock.

                    (v) "Options" shall mean any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

                    (vi) "Common Stock Outstanding" shall mean the aggregate of all Common Stock outstanding and all Common Stock issuable upon exercise of all outstanding Options and conversion of all outstanding Convertible Securities.

                    (vii) "Distribution" shall have the meaning of the term "distribution to its shareholders" set forth in RCW 23B.01.400(6) as in effect on the date of filing of this Designation.

                    (viii) "Common Stock Equivalents" shall mean Convertible Securities and rights entitling the holder thereof to receive directly, or indirectly, additional shares of Common Stock without the payment of any consideration by such holder for such additional shares of Common Stock or Common Stock Equivalents.

                    (ix) "Original Issue Price" shall mean the per share price of the first offering of the shares.

               (b) Right to Convert: Initial Conversion Price. Each holder of the Series D Stock may, at any time, convert any or all of such Series D Stock into fully-paid and non-assessable shares of Common Stock at the Conversion Price. Each share of Series D Stock shall be convertible into the number of shares of Common Stock that results from dividing the Conversion Price in effect at the time of conversion into $2.00 for each share of Series D Stock being converted; the Conversion Price shall initially be $2.00 per share for the Series D Stock. The initial Conversion Price shall be subject to adjustment from time to time in certain instances as hereinafter provided. No adjustments with respect to conversion shall be made on account of any dividends that may be declared but unpaid on the Series D Stock surrendered for conversion, but no dividends shall thereafter be paid on the Common Stock unless such unpaid dividends have first been paid to the holders enticed to payment at the time of conversion of the Series D Stock.

               Before any holder of Series D Stock shall be entitled to convert the same into Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, to the office of the corporation or any transfer agent for the Series D Stock and shall give written notice to the corporation at such office that he elects to convert the same. The corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series D Stock or to his nominee or nominees, certificates for the number of full shares of Common Stock to which he shall be entitled, together with cash in lieu of any fraction of a share as hereinafter provided, and, if less than all of the shares of the Series D Stock represented by such certificate are converted, a certificate representing the shares of the Series D Stock not converted. Such conversion shall be deemed to have been made as of the date of such surrender of the certificate for the Series D Stock to be converted, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock on such date. If the conversion is in connection with an offer of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering the Series D Stock for conversion, be conditioned upon the closing of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Series D Stock shall not be deemed to have converted the Series D Stock until immediately prior to the closing of such sale of securities.

               (c) Adjustments to Conversion Price. The Conversion Price in effect from time to time for the Series D Stock shall be subject to adjustment in certain cases as follows:

                    (i) Stock Splits, Dividends, Distributions and Combinations. In the event the corporation should at any time or from time to time after the Issuance Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend payable in additional shares of Common Stock or Common Stock Equivalents, then, following such record date (or the date of such dividend, split or subdivision if no record date is fixed), the Conversion Price of the Series D Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of the Series D Stock shall be increased in proportion to such increase in the number of outstanding shares of Common Stock (including for this purpose, Common Stock Equivalents). If the number of shares of Common Stock outstanding at any time after the Issuance Date is decreased by a combination of the outstanding shares of Common Stock then, following the record date of such combination, the Conversion Price for the Series D Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of the Series D Stock shall be decreased in proportion to such decrease in the number of outstanding shares of Common Stock.

                    (ii) Other Dividends. In the event the corporation shall declare a Distribution payable in securities of other persons, evidences of indebtedness issued by the corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 2.5.4(c)(viii)(iii)then, in each such case for the purpose of this Section 2.5.4(c)(ii), the holders of Series D Stock shall be entitled to a proportionate share of any such Distribution as though they were the holders of the number of shares of Common Stock of the corporation into which their shares of Series D Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the corporation entitled to receive such Distribution.

                    (iii) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or a sale of assets transaction provided for elsewhere in this Section) provision shall be made so that the holders of the Series D Stock shall thereafter be entitled to receive upon conversion of shares of the Series D Stock the number of shares of stock or other securities or property of the corporation or otherwise, to which a holder of Common stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 2.5.4 with respect to the rights of the holders of the Series D Stock after the recapitalization to the end that the provisions of this Section 2.5.4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of shares of the Series D Stock) shall be applicable after that event as nearly equivalent as may be practicable.

                    (iv) Successive Chances. The above provisions of this Section shall similarly apply to successive issuances, sales, dividends or other Distributions, subdivisions and combinations on or of the Common Stock after the Issuance Date.

                    (v) Other Events Altering Conversion Price. Upon the occurrence of any event not specifically denominated in this Section 2.5.4 as reducing the Conversion Price that, in the reasonable exercise of the business judgment of the Board of Directors of the corporation requires, on equitable principles, the reduction of the Conversion Price, the Conversion Price will be equitably reduced.

                    (vi) No Impairment. The corporation will not, by amendment of the Restated Articles of Incorporation, this Designation or through any reorganization, recapitalization, transfer or assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series D Stock against impairment.

                    (vii) Miscellaneous Conversion Price Matters. The corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock the full number of shares of Common Stock deliverable upon conversion of all the then outstanding Series D Stock and shall, at its own expense, take all such actions and obtain all such permits orders as may be necessary to enable the corporation lawfully to issue such Common Stock upon the conversion of the Series D Stock.

                    (viii)    Excluded Events. Notwithstanding anything in this
Section 2.5.4 to the contrary, the Conversion Price shall not be adjusted by virtue of (i) the conversion of shares of the Series D Stock into shares of Common Stock, (ii) the repurchase of shares from the corporation's employees, consultants, officers or directors at such person's cost, or (iii) the issuance and sale of, or the grant of options to purchase or acquire through the receipt of Convertible Securities, shares of Common Stock, and none of such shares shall be included in any manner in the computation from time to time of the Conversion Price under paragraph (c) or in Common Stock Outstanding for purposes of such computation.

                    (ix) No Fractional Shares. No fractional shares shall be issued upon conversion of shares of the Series D Stock and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of the Series D Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                    (x) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price of the Series D Stock pursuant to this Section 2.5.4, the corporation, at its expense upon request by any holder of Series D Stock shall compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series D Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The corporation shall, upon the written request at any time of any holder of Series D Stock furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Current Conversion Price at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series D Stock.

               (d) Automatic Conversion. Immediately upon the effectiveness of the corporation's registration statement on Form S-1 pursuant to which Common Stock is sold to the public by the corporation (or selling shareholders, if any) in a public offering registered under the Securities Act of 1933, as amended, (or the equivalent registration or qualification for sale to the public under the laws of any province of Canada) and which the aggregate public offering price is greater than $5,000,000 or the equivalent amount in Canadian currency), each share of Series D Stock shall automatically be converted into shares of Common Stock at the Conversion Price for the Series D Stock then in effect. On and after said conversion date, notwithstanding that any certificates for the shares of the Sales D Stock shall not have been surrendered for conversion, the shares of the Series D Stock evidenced thereby shall be deemed to be no longer outstanding, and all rights with respect thereto shall forthwith cease and terminate, except only the rights of the holder (i) to receive the shares of Common Stock to which he shall be entitled upon conversion thereof, (ii) to receive the amount of cash payable in respect of any fractional share of Common Stock to which he shall be entitled, and (iii) with respect to dividends declared but unpaid on the Series D Stock prior to such conversion date. In the event that any holder of Series D Stock presents such holder's certificate therefor for surrender to the Company or its transfer agent upon such conversion, a certificate for the number of shares of Common Stock into which the shares of the Series D Stock surrendered were convertible on such conversion date promptly will be issued and delivered to such holder.

2.6     DESIGNATION OF RIGHTS AND PREFERENCES OF SERIES E PREFERRED STOCK

        Pursuant to the Act and authority of the Board of Directors , there is hereby designated a series of convertible preferred stock to be known as Series E Convertible Preferred Stock, each share having the following rights and preferences:

        The shares of the series shall be designated as Series E Convertible Preferred Stock ("Series E Stock") and the number of shares constituting such series shall be 250,000.

               2.6.1     DIVIDENDS

        Dividends shall be declared and set aside for any shares of Series E Stock only upon resolution of the Board of Directors; provided that no cash dividends shall be declared on the Common Stock unless and until a cash dividend in an amount equal to or greater than the dividend declared on the Common Stock shall have been paid to, or declared and a sum sufficient for the payment thereof set apart for, the Series E Stock.

               2.6.2     LIQUIDATION RIGHTS

        Upon the voluntary or involuntary dissolution, liquidation or winding up of the corporation, the assets of the corporation available for distribution to its shareholders shall be distributed in the following order and amounts:

               (a) General. After the Series A Liquidation Amount, the Series C Liquidation Amount, the Series B Liquidation Amount and the Series D Liquidation Amount have been paid in full, the holders of shares of Series E Stock and the holders of shares of Series F Stock (as defined in Section 2.7) shall be entitled to receive, before any amount shall be paid to holders of Common Stock,
(i) in the case of Series E Stock, an amount per share equal to Fifty Dollars ($50.00), plus any declared but unpaid dividend per share on outstanding shares of Series E Stock (the "Series E Liquidation Amount") and (ii) in the case of Series F Stock, an amount per share equal to One Hundred Twenty Dollars ($120.00), plus any declared but unpaid dividend per share on outstanding shares of Series F Stock (the "Series F Liquidation Amount"). After the Series A Liquidation Amount, the Series C Liquidation Amount, the Series B Liquidation Amount, the Series D Liquidation Amount, the Series E Liquidation Amount and the Series F Liquidation Amount have been paid in full, the holders of shares of Common Stock shall be entitled to receive the Common Liquidation Amount. If the assets of the corporation shall be insufficient, after payment in full of the Series A Liquidation Amount, the Series C Liquidation Amount, the Series B Liquidation Amount and the Series D Liquidation Amount, to permit the payment in full of the Series E Liquidation Amount and the Series F Liquidation Amount, the remaining assets of the Corporation available for distribution to holders of Series E Stock and holders of Series F Stock shall be distributed ratably among such holders in the same proportions as the aggregate of the Series E Liquidation Amount and the Series F Liquidation Amount each such holder would otherwise be entitled to receive bears to the total aggregate Series E Liquidation Amount and Series F Liquidation Amount that would otherwise be payable to all such holders.

               (b) Limitation. Upon the completion of the distributions contemplated pursuant to Paragraph (a), if assets remain in the corporation, such remaining assets shall be distributed ratably to the holders of Common Stock and all issued and outstanding Preferred Stock.

               (c) Sale of Assets or Merger. A sale of all or substantially all of the corporation's assets or the acquisition of the corporation by another entity by reason of merger or consolidation shall be deemed to be a dissolution, liquidation or winding up of the corporation.

               2.6.3     VOTING

        Except as otherwise provided in the corporation's Restated Articles of Incorporation or as required by law, the holders of the Series E Stock shall be entitled to notice of any shareholders' meeting and to vote on all matters submitted to shareholders for a vote. The holders of the Series E Stock shall be entitled to that number of votes equal to the number of shares of Common Stock into which the number of shares of Series E Stock held is convertible, pursuant to Section 2.6.4(b), at the record date for the determination of shareholders entitled to vote on such matter, or, if no such record date is established, at the date on which notice of the meeting of shareholders at which the vote is to be taken is mailed, or the date any written consent of shareholders is solicited if the vote is not to be taken at a meeting. Except as otherwise expressly provided in the corporation's Restated Articles of Incorporation or as required by law, the holders of shares of all issued and outstanding Preferred Stock and Common Stock shall vote together as a single class on all matters.

               2.6.4     CONVERSION TO COMMON STOCK

        The Series E Stock shall be convertible into Common Stock of the corporation as follows:

               (a) Definitions. For purposes of this Section the following definitions shall apply:

                    (i) "Issuance Date" for the Series E Stock shall mean the first date on which the corporation issues any shares of the Series E Stock.

                    (ii) "Conversion Price" shall mean the price, determined pursuant to this Section, at which shares of Common Stock shall be deliverable upon conversion of the Series E Stock.

                    (iii) "Current Conversion Price" shall mean the Conversion Price immediately before the occurrence of any event, which, pursuant to Section 2.6.4(c), causes an adjustment to the Conversion Price.

                    (iv) "Convertible Securities" shall mean any indebtedness or shares of stock convertible into or exchangeable for Common Stock, including the Series E Stock.

                    (v) "Options" shall mean any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

                    (vi) "Common Stock Outstanding" shall mean the aggregate of all Common Stock outstanding and all Common Stock issuable upon exercise of all outstanding Options and conversion of all outstanding Convertible Securities.

                    (vii) "Distribution" shall have the meaning of the term "distribution to its shareholders" set forth in RCW 23B.0l.400(6) as in effect on the date of filing of this Designation.

                    (viii) "Common Stock Equivalents" shall mean Convertible Securities and rights entitling the holder thereof to receive directly, or indirectly, additional shares of Common Stock without the payment of any consideration by such holder for such additional shares of Common Stock or Common Stock Equivalents.

                    (ix) "Original Issue Price" shall mean the per share price of the first offering of the shares.

               (b) Right to Convert; Initial Conversion Price. Each holder of the Series E Stock may, at any time more than twelve (12) months after the Initial Date (as defined in Section 2.6.4(d) below) for each share of Series E Stock held, convert any or all of such Series E Stock into fully-paid and non-assessable shares of Common Stock at the Conversion Price. Each share of Series E Stock shall be convertible into the number of shares of Common Stock that results from dividing the Conversion Price in effect at the time of conversion into the Series E Liquidation Amount for each share of Series E Stock being converted; the Conversion Price shall initially be $4.50 per share for the Series E Stock. The initial Conversion Price shall be subject to adjustment from time to time in certain instances as hereinafter provided. No adjustments with respect to conversion shall be made on account of any dividends that may be declared but unpaid on the Series E Stock surrendered for conversion, but no dividends shall thereafter be paid on the Common Stock unless such unpaid dividends have first been paid to the holders entitled to payment at the time of conversion of the Series E Stock.

               Before any holder of Series E Stock shall be entitled to convert the same into Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, to the office of the corporation or any transfer agent for the Series E Stock and shall give written notice to the corporation at such office that he elects to convert the same. The corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series E Stock, or to his nominee or nominees, certificates for the number of full shares of Common Stock to which he shall be entitled, together with cash in lieu of any fraction of a share as hereinafter provided, and, if less than all of the shares of the Series E Stock represented by such certificate are converted, a certificate representing the shares of the Series E Stock not converted.

Such conversion shall be deemed to have been made as of the date of such surrender of the certificate for the Series E Stock to be converted, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock on such date. If the conversion is in connection with an offer of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering the Series E Stock for conversion, be conditioned upon the closing of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Series E Stock shall not be deemed to have converted the Series E Stock until immediately prior to the closing of such sale of securities.

               (c) Adjustments to Conversion Price. The Conversion Price in effect from time to time for the Series E Stock shall be subject to adjustment in certain cases as follows:

                    (i) Stock Splits, Dividends Distributions and Combinations. In the event the corporation should at any time or from time to time after the Issuance Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend payable in additional shares of Common Stock or Common Stock Equivalents, then, following such record date (or the date of such dividend, split or subdivision if no record date is fixed), the Conversion Price of the Series E Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of the Series E Stock shall be increased in proportion to such increase in the number of outstanding shares of Common Stock (including for this purpose, Common Stock Equivalents). If the number of shares of Common Stock outstanding at any time after the Issuance Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series E Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of the Series E Stock shall be decreased in proportion to such decrease in the number of outstanding shares of Common Stock.

                    (ii) Other Dividends. In the event the Corporation shall declare a Distribution payable in securities of other persons, evidences of indebtedness issued by the corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 2.6.4(c)(viii)(C) then, in each such case for the purpose of this Section 2.6.4(c)(ii) shall be entitled to a proportionate share of any such Distribution as though they were the holders of the number of shares of Common Stock of the corporation into which their shares of Series E Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the corporation entitled to receive such Distribution.

                    (iii) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or a sale of assets transaction provided for elsewhere in this Section 2.6.4) provision shall be made so that the holders of the Series E Stock shall thereafter be entitled to receive upon conversion of shares of the Series E Stock the number of shares of stock or other securities or property of the corporation or otherwise, to which a holder of Common stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 2.6.4 with respect to the rights of the holders of the Series E Stock after the recapitalization to the end that the provisions of this Section (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of shares of the Series E Stock) shall be applicable after that event as nearly equivalent as may be practicable.

                    (iv) Successive Chances. The above provisions of this Section shall similarly apply to successive issuances, sales, dividends or other Distributions, subdivisions and combinations on or of the Common Stock after the Issuance Date.

                    (v) Other Events Altering Conversion Price. Upon the occurrence of any event not specifically denominated in this Section 2.6.4 as reducing the Conversion Price that, in the reasonable exercise of the business judgment of the Board of Directors of the Corporation requires, on equitable principles, the reduction of the Conversion Price, the Conversion Price will be equitably reduced.

                    (vi) No Impairment. The corporation will not, by amendment of the Restated Articles of Incorporation, this Designation or through any reorganization, recapitalization, transfer or assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 2.6.4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series E Stock against impairment.

                    (vii) Miscellaneous Conversion Price Matters. The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock the full number of shares of Common Stock deliverable upon conversion of all the then outstanding Series E Stock and shall, at its own expense, take all such actions and obtain all such permits and orders as may be necessary to enable the corporation lawfully to issue such Common Stock upon the conversion of the Series E Stock.

                    (viii) Excluded Events. Notwithstanding anything in this Section to the contrary, the Conversion Price shall not be adjusted by virtue of
(A) the conversion of shares of the Series E Stock into shares of Common Stock,
(B) the repurchase of shares from the Corporation's employees, consultants, officers or directors at such person's cost, or (C) the issuance and sale of, or the grant of options to purchase or acquire through the receipt of Convertible Securities, shares of Common Stock, and none of such shares shall be included in any manner in the computation from time to time of the Conversion Price under
Section 2.6.4(c) or in Common Stock Outstanding for purposes of such computation.

                    (ix) No Fractional Shares. No fractional shares shall be issued upon conversion of shares of the Series E Stock and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of the Series E Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                    (x) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price of the Series E Stock pursuant to this Section, the Corporation, at its expense upon request by any holder of Series E Stock, shall compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series E Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series E Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Current Conversion Price at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series E Stock.

               (d) Automatic Conversion. Immediately upon the effectiveness of the corporation's registration statement on Form S-1 pursuant to which Common Stock is sold to the public by the corporation (or selling shareholders, if any) in a public offering registered under the Securities Act of 1933, as amended, (or the equivalent registration or qualification for sale to the public under the laws of any province of Canada) and which the aggregate public offering price is greater than $5,000,000 (or the equivalent amount in Canadian currency), each share of Series E Stock shall automatically be converted into shares of Common Stock:

                    (i) at the Conversion Price for the Series E Stock then in effect, as calculated pursuant to Sections 2.6.4(b) and 2.6.4(c), if the effectiveness of such registration statement is more than twelve (12) months after the Initial Date and

                    (ii) at the Conversion Price that is the lesser of (A) Five Dollars ($5.00) per share and (B) the amount determined by the following table, if the effectiveness of such registration statement is within twelve (12) months of the Initial Date:

If said registration statement becomes                    Conversion Price will be y
effective                                                 percent of the public offering
within x months of the Initial Date                       price
--------------------------------------                    ------------------------------
               x = 4                                                  y = 75

               x = 6                                                  y = 74

               x = 8                                                  y = 73

               x = 10                                                 y = 72

               x = 12                                                 y = 71

               The Initial Date shall be the date on which such shares of Series E Stock were initially issued by the corporation. The Conversion Price set forth in Section 2.6.4(d)(ii) shall not be adjusted by Section 2.6.4(c)(i). The Conversion Price set forth in Section 2.6.4(d)(ii) shall not be used in the calculation of voting rights pursuant to Section 2.6.3.

               On and after said conversion date, notwithstanding that any certificates for the shares of the Series E Stock shall not have been surrendered for conversion, the shares of the Series E Stock evidenced thereby shall be deemed to be no longer outstanding, and all rights with respect thereto shall forthwith cease and terminate, except only the rights of the holder (A) to receive the shares of Common Stock to which he shall be entitled upon conversion thereof, (B) to receive the amount of cash payable in respect of any fractional share of Common Stock to which he shall be entitled, and (C) with respect to dividends declared but unpaid on the Series E Stock prior to such conversion date. In the event that any holder of Series E Stock presents such holder's certificate therefor for surrender to the corporation or its transfer agent upon such conversion, a certificate for the number of shares of Common Stock into which the shares of the Series E Stock surrendered were convertible on such conversion date promptly will be issued and delivered to such holder.

2.7     DESIGNATION OF RIGHTS AND PREFERENCES OF SERIES F PREFERRED STOCK

        Pursuant to the Act and authority of the Board of Directors, there is hereby designated a series of convertible preferred stock to be known as Series F Convertible Preferred Stock, each share having the following rights and preferences:

        The shares of the series shall be designated as Series F Convertible Preferred Stock ("Series F Stock") and the number of shares constituting such series shall be 150,000.

               2.7.1     DIVIDENDS

        Dividends shall be declared and set aside for any shares of Series F Stock only upon resolution of the Board of Directors; provided that no cash dividends shall be declared on the Common Stock unless and until a cash dividend in an amount equal to or greater than the dividend declared on the Common Stock shall have been paid to, or declared and a sum sufficient for the payment thereof set apart for, the Series F Stock.

               2.7.2     LIQUIDATION RIGHTS

        Upon the voluntary or involuntary dissolution, liquidation or winding up of the corporation, the assets of the corporation available for distribution to its shareholders shall be distributed in the following order and amounts:

               (a) General. After the Series A Liquidation Amount, the Series C Liquidation Amount, the Series B Liquidation Amount, the Series D Liquidation Amount and the Series E Liquidation Amount have been paid in full, the holders of shares of Series F Stock shall be entitled to receive, before any amount shall be paid to holders of Common Stock , an amount per share equal to One Hundred Twenty Dollars ($120.00), plus any declared but unpaid dividend per share on outstanding shares of Series F Stock (the "Series F Liquidation Amount"). After the Series A Liquidation Amount, the Series C Liquidation Amount, the Series B Liquidation Amount, the Series D Liquidation Amount, the Series E Liquidation Amount and the Series F Liquidation Amount have been paid in full, the holders of shares of Common Stock shall be entitled to receive the Common Liquidation Amount. If the assets of the Corporation shall be insufficient, after payment in full of the Series A Liquidation Amount, the Series C Liquidation Amount, the Series B Liquidation Amount, the Series D Liquidation Amount and the Series E Liquidation Amount, to permit the payment in full of the Series F Liquidation Amount, the remaining assets of the Corporation available for distribution to holders of Series F Stock shall be distributed ratably among the holders of the Series F Stock in the same proportions as the aggregate of the Series F Liquidation Amount each such holder would otherwise be entitled to receive bears to the total Series F Liquidation Amount that would otherwise be payable to all such holders.

               (b) Limitation. Upon the completion of the distributions contemplated pursuant to Section 2.7.2(a), if assets remain in the corporation, such remaining assets shall be distributed ratably to the holders of Common Stock and all issued and outstanding Preferred Stock.

               (c) Sale of Assets or Merger. A sale of all or substantially all of the corporation's assets or the acquisition of the corporation by another entity by reason of merger or consolidation shall be deemed to be a dissolution, liquidation or winding up of the corporation.

               2.7.3.    VOTING

               (a) General. Except as otherwise provided in the corporation's Restated Articles of Incorporation or as required by law, the holders of the Series F Stock shall be entitled to notice of any shareholders' meeting and to vote on all matters submitted to shareholders for a vote. The holders of the Series F Stock shall be entitled to that number of votes equal to the number of shares of Common Stock into which the number of shares of Series F Stock held is convertible, pursuant to Section 2.7.4(b), at the record date for the determination of shareholders entitled to vote on such matter, or, if no such record date is established, at the date on which notice of the meeting of shareholders at which the vote is to be taken is mailed, or the date any written consent of shareholders is solicited if the vote is not to be taken at a meeting. Except as otherwise expressly provided in the corporation's Restated Articles of Incorporation or as required by law, the holders of shares of all issued and outstanding Preferred Stock and Common Stock shall vote together as a single class on all matters.

               (b) Election of Directors. The holders of the Series F Stock, voting as a separate class, shall be entitled to elect one director of the corporation. The provisions of this Section 2.7.3(b) shall expire and be of no further force or effect upon the conversion of all of the outstanding shares of Series F Stock pursuant to the provisions of Section 2.7.4 hereof. In the case of any vacancy in the office of a director elected by the holders of the Series F Stock, a successor shall be elected to hold office for the unexpired term of such director by the affirmative vote of a majority of the holders of the Series F Stock given at a special meeting of such shareholders duly called for or by action by written consent for that purpose. Any director who shall have been elected by the holders of the Series F Stock may be removed during the aforesaid term of office, either for or without cause, by, and only by, the affirmative vote of the holders of a majority of the Series F Stock, given at a special meeting of such shareholders duly called or by any action by written consent for that purpose, and any such vacancy thereby created, may be filled by the vote of the holders of a majority of the Series F Stock represented at such meeting or in such consent.

               2.7.4     CONVERSION TO COMMON STOCK

        The Series F Stock shall be convertible into Common Stock of the Corporation as follows:

               (a) Definitions. For purposes of this Section 2.7.4 the following definitions shall apply:

                    (i) "Issuance Date" for the Series F Stock shall mean the first date on which the Corporation issues any shares of the Series F Stock.

                    (ii) "Conversion Price" shall mean the price, determined pursuant to this Section 2.7.4, at which shares of Common Stock shall be deliverable upon conversion of the Series F Stock.

                    (iii) "Current Conversion Price" shall mean the Conversion Price immediately before the occurrence of any event, which, pursuant to Section 2.7.4 (c), causes an adjustment to the Conversion Price.

                    (iv) "Convertible Securities" shall mean any indebtedness or shares of stock convertible into or exchangeable for Common Stock, including the Series F Stock.

                    (v) "Options" shall mean any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

                    (vi) "Common Stock Outstanding" shall mean the aggregate of all Common Stock outstanding and all Common Stock issuable upon exercise of all outstanding Options and conversion of all outstanding Convertible Securities.

                    (vii) "Distribution" shall have the meaning of the term "distribution to its shareholders" set forth in RCW 23B.0l.400(6) as in effect on the date of filing of this Designation.

                    (viii) "Common Stock Equivalents" shall mean Convertible Securities and rights entitling the holder thereof to receive directly, or indirectly, additional shares of Common Stock without the payment of any consideration by such holder for such additional shares of Common Stock or Common Stock Equivalents.

                    (ix) "Original Issue Price" shall mean the per share price of the first offering of the shares.

               (b) Right to Convert; Initial Conversion Price. Each holder of the Series F Stock may, at any time, convert any or all of such Series F Stock into fully-paid and non-assessable shares of Common Stock at the Conversion Price. Each share of Series F Stock shall be convertible into the number of shares of Common Stock that results from dividing the Conversion Price in effect at the time of conversion into the Series F Liquidation Amount for each share of Series F Stock being converted; the Conversion Price shall initially be $5.00 per share for the Series F Stock. The initial Conversion Price shall be subject to adjustment from time to time in certain instances as hereinafter provided. No adjustments with respect to conversion shall be made on account of any dividends that may be declared but unpaid on the Series F Stock surrendered for conversion, but no dividends shall thereafter be paid on the Common Stock unless such unpaid dividends have first been paid to the holders entitled to payment at the time of conversion of the Series F Stock.

               Before any holder of Series F Stock shall be entitled to convert the same into Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, to the office of the corporation or any transfer agent for the Series F Stock and shall give written notice to the corporation at such office that he elects to convert the same. The corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series F Stock, or to his nominee or nominees, certificates for the number of full shares of Common Stock to which he shall be entitled, together with cash in lieu of any fraction of a share as hereinafter provided, and, if less than all of the shares of the Series F Stock represented by such certificate are converted, a certificate representing the shares of the Series F Stock not converted. Such conversion shall be deemed to have been made as of the date of such surrender of the certificate for the Series F Stock to be converted, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock on such date. If the conversion is in connection with an offer of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering the Series F Stock for conversion, be conditioned upon the closing of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Series F Stock shall not be deemed to have converted the Series F Stock until immediately prior to the closing of such sale of securities.

               (c) Adjustments to Conversion Price. The Conversion Price in effect from time to time for the Series F Stock shall be subject to adjustment in certain cases as follows:

                    (i) Stock Splits, Dividends Distributions and Combinations. In the event the corporation should at any time or from time to time after the Issuance Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend payable in additional shares of Common Stock or Common Stock Equivalents, then, following such record date (or the date of such dividend, split or subdivision if no record date is fixed), the Conversion Price of the Series F Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of the Series F Stock shall be increased in proportion to such increase in the number of outstanding shares of Common Stock (including for this purpose, Common Stock Equivalents). If the number of shares of Common Stock outstanding at any time after the Issuance Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series F Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of the Series F Stock shall be decreased in proportion to such decrease in the number of outstanding shares of Common Stock.

                    (ii) Other Dividends. In the event the corporation shall declare a Distribution payable in securities of other persons, evidences of indebtedness issued by the corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 2.7.4(c)(viii)(C) then, in each such case for the purpose of this Section 2.7.4(c)(ii), the holders of Series F Stock shall be entitled to a proportionate share of any such Distribution as though they were the holders of the number of shares of Common Stock of the corporation into which their shares of Series F Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the corporation entitled to receive such Distribution.

                    (iii) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or a sale of assets transaction provided for elsewhere in this Section 2.7.4) provision shall be made so that the holders of the Series F Stock shall thereafter be entitled to receive upon conversion of shares of the Series F Stock the number of shares of stock or other securities or property of the corporation or otherwise, to which a holder of Common stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 2.7.4 with respect to the rights of the holders of the Series F Stock after the recapitalization to the end that the provisions of this Section 2.7.4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of shares of the Series F Stock) shall be applicable after that event as nearly equivalent as may be practicable.

                    (iv)      Successive Chances. The above provisions of this
Section 2.7.4 shall similarly apply to successive issuances, sales, dividends or other Distributions, subdivisions and combinations on or of the Common Stock after the Issuance Date.

                    (v) Other Events Altering Conversion Price. Upon the occurrence of any event not specifically denominated in this Section 2.7.4 as reducing the Conversion Price that, in the reasonable exercise of the business judgment of the Board of Directors of the corporation requires, on equitable principles, the reduction of the Conversion Price, the Conversion Price will be equitably reduced.

                    (vi) No Impairment. The corporation will not, by amendment of the Restated Articles of Incorporation, this Designation or through any reorganization, recapitalization, transfer or assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 2.7.4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series F Stock against impairment.

                    (vii) Miscellaneous Conversion Price Matters. The corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock the full number of shares of Common Stock deliverable upon conversion of all the then outstanding Series F Stock and shall, at its own expense, take all such actions and obtain all such permits and orders as may be necessary to enable the corporation lawfully to issue such Common Stock upon the conversion of the Series F Stock.

                    (viii)    Excluded Events. Notwithstanding anything in this
Section 2.7.4 to the contrary, the Conversion Price shall not be adjusted by virtue of (A) the conversion of shares of the Series F Stock into shares of Common Stock, (B) the repurchase of shares from the corporation's employees, consultants, officers or directors at such person's cost, or (C) the issuance and sale of, or the grant of options to purchase or acquire through the receipt of Convertible Securities, shares of Common Stock, and none of such shares shall be included in any manner in the computation from time to time of the Conversion Price under Section 2.7.4(c) or in Common Stock Outstanding for purposes of such computation.

                    (ix) No Fractional Shares. No fractional shares shall be issued upon conversion of shares of the Series F Stock and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of the Series F Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                    (x) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price of the Series F Stock pursuant to this Section 2.7.4, the corporation, at its expense upon request by any holder of Series F Stock, shall compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series F Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The corporation shall, upon the written request at any time of any holder of Series F Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Current Conversion Price at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series F Stock.

               (d) Automatic Conversion. Immediately upon the effectiveness of the corporation's registration statement on Form S-1 pursuant to which Common Stock is sold to the public by the corporation (or selling shareholders, if any) in a public offering registered under the Securities Act of 1933, as amended, (or the equivalent registration or qualification for sale to the public under the laws of any province of Canada) and which the aggregate public offering price is greater than $5,000,000 or (the equivalent amount in Canadian currency), each share of Series F Stock shall automatically be converted into shares of Common Stock at the Conversion Price for the Series F Stock then in effect. On and after said conversion date, notwithstanding that any certificates for the shares of the Series F Stock shall not have been surrendered for conversion, the shares of the Series F Stock evidenced thereby shall be deemed to be no longer outstanding, and all rights with respect thereto shall forthwith cease and terminate, except only the rights of the holder (i) to receive the shares of Common Stock to which he shall be entitled upon conversion thereof,
(ii) to receive the amount of cash payable in respect of any fractional share of Common Stock to which he shall be entitled, and (iii) with respect to dividends declared but unpaid on the Series F Stock prior to such conversion date. In the event that any holder of Series F Stock presents such holder's certificate therefor for surrender to the corporation or its transfer agent upon such conversion, a certificate for the number of shares of Common Stock into which the shares of the Series F Stock surrendered were


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

convertible on such conversion date promptly will be issued and delivered to such holder.

2.8     COVENANTS

               2.8.1     SERIES B COVENANTS

        In addition to any other rights provided by law, this corporation shall not, without first obtaining the affirmative vote or written consent (which vote or consent need not satisfy statutory requirements for shareholder actions to be taken by vote or written consent) of the holders of more than fifty percent (50%) of the outstanding shares of Series B Stock:

               (a) amend or repeal any provision of, or add any provision to, this corporation's Restated Articles of Incorporation if such action would materially alter or change the preferences, rights, privileges, or powers of, or the restrictions provided for the benefit of, the Series B Stock;

               (b) increase or decrease the authorized number of shares of Series B Stock;

               (c) authorize or issue shares of any class or series of stock (except Series A Stock) having any preference or priority as to dividends or liquidation preferences superior to the Series B Stock;

               (d) reclassify any shares of capital stock of this corporation into shares having any preference or priority as to dividends or liquidation preferences superior to the Series B Stock;

               2.8.2     SERIES C COVENANTS

        In addition to any other rights provided by law, the corporation shall not, without first obtaining the affirmative vote or written consent (which vote or consent need not satisfy statutory requirements for shareholder actions to be taken by vote or written consent) of the holders of more than fifty percent (50%) of the outstanding shares of Series C Stock:

               (a) amend or repeal any provision of, or add any provision to, the corporation's Restated Articles of Incorporation if such action would materially alter or change the preferences, rights, privileges, or powers of, or the restrictions provided for the benefit of, the Series C Stock;

               (b) increase or decrease the authorized number of shares of Series C Stock;

               (c) authorize or issue shares of any class or Series of stock (except Series A Stock) having any preference or priority as to dividends or liquidation preferences superior to the Series C Stock;

               (d) reclassify any shares of capital stock of the corporation into shares having any preference or priority as to dividends or liquidation preferences superior to the Series C Stock.

               2.8.3     SERIES D COVENANTS

        In addition to any other rights provided by law, the corporation shall not, without first obtaining the affirmative vote or written consent (which vote or consent need not satisfy statutory requirements for shareholder actions to be taken by vote or written consent) of the holders of more than fifty percent (50%) of the outstanding shares of Series D Stock:

               (a) amend or repeal any provision of, or add any provision to, the corporation's Restated Articles of Incorporation if such action would materially alter or change the preferences, rights, privileges, or powers of, or the restrictions provided for the benefit of, the Series D Stock;

               (b) increase or decrease the authorized number of shares of Series D Stock;

               (c) authorize or issue shares of any class or series of stock (except Series A Stock) having any preference or priority as to dividends or liquidation preferences superior to the Series D Stock;

               (d) reclassify any shares of capital stock of the corporation into shares having any preference or priority as to dividends or liquidation preferences superior to the Series D Stock.

               2.8.4    SERIES E COVENANTS

        In addition to any other rights provided by law, the corporation shall not, without first obtaining the affirmative vote or written consent (which vote or consent need not satisfy statutory requirements for shareholder actions to be taken by vote or written consent) of the holders of more than fifty percent (50%) of the outstanding shares of Series F Stock:

               (a) amend or repeal any provision of, or add any provision to, the corporation's Restated Articles of Incorporation if such action would materially alter or change the preferences, rights, privileges, or powers of, or the restrictions provided for the benefit of, the Series F Stock;

               (b)  increase the authorized number of shares of Series F Stock;

               (c) authorize or issue shares of any class or Series of stock (except Series A Stock) having any preference or priority as to dividends or liquidation preferences superior to the Series F Stock;

               (d) reclassify any shares of capital stock of the Corporation into shares having any preference or priority as to dividends or liquidation preferences superior to the Series F Stock.

               2.8.5     SERIES F COVENANTS

        In addition to any other rights provided by law, the Corporation shall not, without first obtaining the affirmative vote or written consent (which vote or consent need not satisfy statutory requirements for shareholder actions to be taken by vote or written consent) of the holders of more than fifty percent (50%) of the outstanding shares of Series F Stock:

               (a) amend or repeal any provision of, or add any provision to, the corporation's Restated Articles of Incorporation if such action would materially alter or change the preferences, rights, privileges, or powers of, or the restrictions provided for the benefit of, the Series F Stock;

               (b)  increase the authorized number of shares of Series F Stock;

               (c) authorize or issue shares of any class or series of stock (except Series A Stock) having any preference or priority as to dividends or liquidation preferences superior to the Series F Stock;

               (d) reclassify any shares of capital stock of the corporation into shares having any preference or priority as to dividends or liquidation preferences superior to the Series F Stock.

2.9 ELIMINATION OF PREFERRED STOCK PROVISIONS UPON CONVERSION OF OUTSTANDING SHARES

        When, as a result of the conversion of the outstanding shares of Preferred Stock into Common Stock, no shares of such Preferred Stock remain outstanding,

Sections 2.3, 2.4, 2.5, 2.6, 2.7 and 2.8 of these Amended and Restated Articles of Incorporation shall no longer be in effect and operative.

                     ARTICLE 3. REGISTERED OFFICE AND AGENT

        The address of the registered office of the corporation is 1201 Third Avenue, 40th Floor, Seattle, Washington 98101-3099, and the name of the registered agent at such address is Lawco of Washington, Inc.

                          ARTICLE 4. PREEMPTIVE RIGHTS

        No preemptive rights shall exist with respect to shares of stock or securities convertible into shares of stock of this corporation.

                          ARTICLE 5. CUMULATIVE VOTING

        The right to cumulate votes in the election of Directors shall not exist with respect to shares of stock of this corporation.

                              ARTICLE 6. DIRECTORS

        Following an event in which all outstanding shares of Preferred Stock of this corporation convert into Common Stock (a "Full Conversion Event"), the number of Directors of this corporation shall be determined, and the Directors of this corporation shall be elected and removed from office, as provided in this Article 6.

        The number of Directors of this corporation shall be determined in the manner provided by the Bylaws and may be increased or decreased from time to time in the manner provided therein. Prior to the first annual election of Directors following such a Full Conversion Event, unless a Director earlier dies, resigns or is removed, his or her term of office shall expire at the next annual meeting of shareholders. At the first annual election of Directors following such a Full Conversion Event, the Board of Directors shall be divided into three classes, with said classes to be as equal in number as may be possible, with any Director or Directors in excess of the number divisible by three being assigned to Class 3 and Class 2, as the case may be. At the first election of Directors to such classified Board of Directors, each Class 1 Director shall be elected to serve until the next ensuing annual meeting of shareholders, each Class 2 Director shall be elected to serve until the second ensuing annual meeting of shareholders and each Class 3 Director shall be elected to serve until the third ensuing annual meeting of shareholders. At each annual meeting of shareholders following the meeting at which the Board of Directors is initially classified, the number of Directors equal to the number of Directors in the class whose term expires at the time of such meeting shall be elected to serve until the third ensuing annual meeting of shareholders. Notwithstanding any of the foregoing provisions of this Article, Directors shall serve until their successors are elected and qualified or until their earlier death, resignation or removal from office, or until there is a decrease in the number of Directors.

        The Directors of this corporation may be removed only for cause; such removal shall be by the holders of not less than two-thirds of the shares entitled to elect the Director or Directors whose removal is sought in the manner provided by the Bylaws.

                                ARTICLE 7. BYLAWS

        The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of this corporation, subject to the power of the shareholders to amend or repeal such Bylaws. The shareholders shall also have the power to amend or repeal the Bylaws of this corporation and to adopt new Bylaws.

                        ARTICLE 8. AMENDMENTS TO ARTICLES

        This corporation reserves the right to amend or repeal any of the provisions contained in these Amended and Restated Articles of Incorporation in any manner now or hereafter permitted by law, and the rights of the shareholders of this corporation are granted subject to this reservation. Following a Full Conversion Event, the limitations on amendment of these Articles of Incorporation set forth in Section 8.1, 8.2 and 8.3 shall apply.

8.1.    SUPERMAJORITY VOTING

        Except as provided in Section 8.2 or Section 8.3, the following Articles may be amended or repealed only upon the affirmative vote of the holders of at least two-thirds of the outstanding shares entitled to vote thereon and, to the extent, if any, provided by resolution adopted by the Board authorizing the issuance of a class or series of Common Stock or Preferred Stock, by the affirmative vote of the holders of at least two-thirds of the outstanding shares of such class or series, voting as a separate voting group:

        Article 6 ("Directors")

        Article 8 ("Amendments to Articles of Incorporation")

        Article 9 ("Limitation of Director Liability")

        Article 10 ("Indemnification")


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

        Article 11 ("Special Meeting of Shareholders")

8.2.    MAJORITY VOTING

        Notwithstanding the provisions of Section 8.1, and except as provided in
Section 8.3, an amendment or repeal of an Article identified in Section 8.1 that is approved by a majority of the Continuing Directors (as defined in Section 8.3), voting separately and as a subclass of Directors, shall require the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote thereon and, to the extent, if any, provided by resolution adopted by the Board of Directors authorizing the issuance of a class or series of Common Stock or Preferred Stock or required by the provisions of the Washington Business Corporation Act, by the affirmative vote of the holders of at least a majority of the outstanding shares of such class or series, voting as a separate voting group.

8.3.    NO SHAREHOLDER VOTE

        Notwithstanding the provisions of Section 8.1 or 8.2 hereof, if the amendment or repeal of any Article not identified in Section 8.1 shall have been approved by a majority of the Continuing Directors, voting separately and as a subclass of Directors, and if such amendment or repeal is not otherwise required to be approved by this corporation's shareholders pursuant to the provisions of the Washington Business Corporation Act or of these Amended and Restated Articles of Incorporation other than this Article 8, then no vote of the shareholders of this corporation shall be required for approval of such amendment or repeal.

8.4     DEFINITION OF "CONTINUING DIRECTOR"

        "Continuing Director" means any member of the Board of Directors who was a member of the Board of Directors on July 6, 2000 or who is elected to the Board of Directors after July 6, 2000 upon the recommendation of a majority of the Continuing Directors voting separately and as a subclass of Directors on such recommendation.

                   ARTICLE 9. LIMITATION OF DIRECTOR LIABILITY

        To the full extent that the Washington Business Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of Directors, a Director of this corporation shall not be liable to this corporation or its shareholders for monetary damages for conduct as a Director. Any amendments to or repeal of this Article 9 shall not adversely affect any right or protection of a Director of this corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.

                           ARTICLE 10. INDEMNIFICATION

        This corporation shall indemnify any individual made a party to a proceeding because that individual is or was a Director of this corporation and shall advance or reimburse the reasonable expenses incurred by such individual in advance of final disposition of the proceeding, without regard to the limitations in RCW 23b.08.510 through 23b.08.550 of the Washington Business Corporation Act, or any other limitation which may hereafter be enacted to the extent such limitation may be disregarded if authorized by these amended and restated articles of incorporation, to the full extent and under all circumstances permitted by applicable law.

                  ARTICLE 11. SPECIAL MEETINGS OF SHAREHOLDERS

        Following a Full Conversion Event, special meetings of shareholders shall be called in the manner set forth in this Article 11.

        The Chairman of the Board, the President or the Board of Directors may call special meetings of the shareholders for any purpose. Further, a special meeting of the shareholders shall be held if the holders of not less than twenty-five (25%) percent of all the votes entitled to be cast on any issue proposed to be considered at such special meeting have dated, signed and delivered to the Secretary of this corporation, no later than twenty (20) days prior to the date of such meeting, one or more written demands for such meeting describing the purpose or purposes for which it is to be held.

              ARTICLE 12. RESTATEMENT OF ARTICLES OF INCORPORATION

        Following a Full Conversion Event, the Board of Directors may, at its discretion and without a further vote of the shareholders of this corporation, cause the elimination of the provisions of these Restated Articles of Incorporation which are no longer operative and in effect by reason of such Full Conversion Event, including, without limitation, Sections 2.3, 2.4, 2.5, 2.6,
2.7 and 2.8, and make such clerical amendments as are appropriate to effectuate any amendments to the provisions of these Restated Articles of Incorporation that become effective upon such Full Conversion Event, by providing for the filing of restated articles of incorporation setting forth the provisions of these Restated Articles of Incorporation, as they may be amended, which remain in effect and operative.

        DATED: July 6, 2000


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

                                      EDEN BIOSCIENCE CORPORATION



                                      By: /s/ Jerry L. Butler
                                          ----------------------------------
                                          Jerry L. Butler
                                          President and Chief Executive Officer



















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